Certara Reports Preliminary Fourth Quarter and Full Year 2024 Financial Results
Full-Year 2024 Revenue of $384.4 million, Bookings of $445.3 million
Confirms Adjusted EBITDA within Guidance Range of $120 million to $124 million

RADNOR, PA — January 15, 2025 -- Certara, Inc. (Nasdaq: CERT), a global leader in model-informed drug development, today announced revenue and bookings for the fourth quarter and full year of fiscal year 2024 based on a preliminary review of fourth quarter results.

Preliminary financials for the fourth quarter of 2024 are expected to be as follows:
•Revenue of $99.7 million, compared to $88.0 million in the fourth quarter of 2023, representing growth of 13%.
◦Software revenue of $41.6 million, compared to $33.6 million in the fourth quarter of 2023, representing growth of 24%.
◦Services revenue of $58.1 million, compared to $54.4 million in the fourth quarter of 2023, representing growth of 7%.
•Bookings of $144.5 million, compared to $118.9 million in the fourth quarter of 2023, representing growth of 22%.
◦Software bookings of $59.7 million, compared to $43.3 million in the fourth quarter of 2023, representing growth of 38%.
◦Services bookings of $84.9 million, compared to $75.6 million in the fourth quarter of 2023, representing growth of 12%.
•Preliminary revenue and bookings include Chemaxon revenue of $5.9 million and bookings of $11.0 million. Certara completed the acquisition of Chemaxon on October 1, 2024.

Preliminary financials for the full year of 2024 are expected to be as follows:
•Revenue of $384.4 million, compared to $354.3 million in 2023, representing growth of 8%.
◦Software revenue of $155.0 million, compared to $131.7 million in 2023, representing growth of 18%.
◦Services revenue of $229.4 million, compared to $222.7 million in 2023, representing growth of 3%.1
•Bookings of $445.3 million, compared to $402.3 million in 2023, representing growth of 11%.
◦Software bookings of $169.4 million, compared to $136.9 million in 2023, representing growth of 24%.
◦Services bookings of $275.9 million, compared to $265.4 million in 2023, representing growth of 4%.

Certara also continues to expect adjusted EBITDA for the full year of 2024 between its previously disclosed guidance range of $120 million and $124 million.

These preliminary fourth quarter and full year 2024 results are unaudited and subject to the finalization of the Company’s regular financial and accounting procedures. As a result, these preliminary estimates may differ from the actual results that will be reflected in the Company’s consolidated financial statements for the fourth quarter and full year when they are completed and publicly disclosed, and any changes may be material. The Company’s expectations with respect to its unaudited results for the periods discussed above are based on management’s current estimates.
1 Includes $54.7 million and $60.5 million of regulatory services revenue for the years ended December 31, 2024 and December 31, 2023, respectively.

Certara management will present at the 43rd Annual J.P. Morgan Healthcare Conference today, January 15th, 2025, at 5:15PM PT. The presentation deck will be available on the Company’s IR website.

About Certara
Certara accelerates medicines using proprietary biosimulation software, technology and services to transform traditional drug discovery and development. Its clients include nearly 2,400 biopharmaceutical companies, academic institutions, and regulatory agencies across 66 countries.

Please visit our website at www.certara.com. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.
Such disclosures will be included in the Investor Relations section of our website at https://ir.certara.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Forward-Looking Statements
This press release contains certain statements that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, with respect to the Company’s fourth quarter and full-year 2024 results. These statements typically contain words such as “believe,” “may,” “potential,” “will,” “plan,” “could,” “estimate,” “expects” and “anticipates” or the negative of these words or other similar terms or expressions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement and involves significant risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. You should not rely upon forward-looking statements as predictions of future events and actual results, events, or circumstances. Actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control, including the Company’s ability to compete within its market; any deceleration in, or resistance to, the acceptance of model-informed biopharmaceutical discovery; changes or delays in relevant government regulation; increasing competition, regulation and other cost pressures within the pharmaceutical and biotechnology industries; economic conditions, including inflation, recession, currency exchange fluctuation and adverse developments in the financial services industry; trends in research and development (R&D) spending; delays or cancellations in projects due to supply chain interruptions or disruptions or delays to pipeline development and clinical trials experienced by our customers; consolidation within the biopharmaceutical industry; reduction in the use of the Company’s products by academic institutions; pricing pressures; the Company’s ability to successfully enter new markets, increase its customer base and expand its relationships with existing customers; the impact of acquisitions and our ability to successfully integrate such acquisitions; the occurrence of natural disasters and epidemic diseases; any delays or defects in the release of new or enhanced software or other biosimulation tools; failure of our existing customers to renew their software licenses or any delays or terminations of contracts or reductions in scope of work by its existing customers; our ability to accurately estimate costs associated with its fixed-fee contracts; our ability to retain key personnel or recruit additional qualified personnel; risks related to the mischaracterization of our independent contractors; lower utilization rates by our employees as a result of natural disasters and epidemic diseases; risks related to our contracts with government customers; our ability to sustain recent growth rates; our ability to successfully operate a global business; our ability to comply with applicable laws and regulations; risks related to litigation; the adequacy of its insurance coverage and ability to obtain adequate insurance coverage in the future; our ability to perform in accordance with contractual requirements, regulatory standards and ethical considerations; the loss of more than one of our major customers; future capital needs; the ability of our bookings to accurately predict future revenue and our ability to realize revenue on bookings; disruptions in the operations of the third-party providers who host our software solutions or any limitations on their capacity; our ability to reliably meet data storage and management requirements, or the experience of any failures or interruptions in the delivery of our services over the internet; our ability to comply with the terms of any licenses governing use of third-party open source software; any breach of its security measures or unauthorized access to customer data; risks relating to the use of artificial intelligence and machine learning in our products and services; our ability to adequately enforce or defend ownership and use of our intellectual property and other proprietary rights; any allegations of infringement, misappropriation or violations of a third party’s intellectual property rights; our ability to meet obligations under indebtedness and have sufficient capital to operate our business; any limitations on our ability to pursue business strategies due to restrictions under our current or future indebtedness; any additional impairment of goodwill or other intangible assets; our ability to use our net operating losses and R&D tax credit carryforwards; the accuracy of management’s estimates and judgments relating to critical accounting policies and changes in financial reporting standards or interpretations; any inability to design, implement, and maintain effective internal controls or inability to remediate any internal controls deemed ineffective; the costs and management time associated with operating as a publicly traded company; and the other factors detailed under the captions “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Special Note Regarding Forward-Looking Statements” and elsewhere in our Securities and Exchange Commission (“SEC”) filings, and reports, including the Form 10-Q filed by the Company with the SEC on November 6, 2024 and the Form 10-K filed by the Company with the SEC on February 29, 2024, and subsequent reports filed with the SEC. Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, we expressly disclaim any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events.

A Note on Non-GAAP Financial Measures

This press release contains “non-GAAP measures” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the Company makes use of the non-GAAP financial measure adjusted EBITDA, which is not a recognized term under GAAP. This measure should not be considered an alternative to net income (loss) derived in accordance with GAAP and should not be considered a measure of discretionary cash available to the Company to invest in the growth of its business. The presentation of this measure has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the Company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Management uses non-GAAP measures such as adjusted EBITDA to measure and assess the performance of the Company’s business, to evaluate the effectiveness of its business strategies, to make budgeting decisions, to make certain compensation decisions, and to compare the Company’s performance against that of other peer companies using similar measures. In addition, management believes these metrics provide useful measures for period-to-period comparisons of the Company’s business, as they remove the effect of certain non-cash expenses and other items not indicative of its ongoing operating performance.

Management believes that disclosing adjusted EBITDA is helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical periods. In addition, adjusted EBITDA is frequently used by analysts, investors, and other interested parties to evaluate and assess performance.

Please note that the Company has not reconciled the expected adjusted EBITDA ranges included in this press release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the unavailability at this time of certain adjustments, including in particular tax-related adjustments, which remain subject to finalization of the Company’s regular financial and accounting procedures.

Adjusted EBITDA represents net income excluding interest expense, provision (benefit) for income taxes, depreciation and amortization expense, intangible asset amortization, equity-based compensation expense, goodwill impairment, change in fair value of contingent consideration, acquisition and integration expense and other items not indicative of our ongoing operating performance.

In evaluating adjusted EBITDA, you should be aware that in the future the Company may incur expenses similar to those eliminated in this presentation and this presentation should not be construed as an inference that future results will be unaffected by unusual items.

Contacts:
Investor Relations Contact:
David Deuchler
Gilmartin Group
ir@certara.com

Media Contact:
Alyssa Horowitz
Pan Communications
certara@pancomm.com